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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 19, 1996, accompanying the consolidated financial statements and schedules included in the Annual Report of CWM Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in this Registration Statement of CWM Mortgage Holdings, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Los Angeles, California
January 17, 1997